Exhibit (a)(8)

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[LOGO]

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B. Riley & Co. Annual Investor Presentation, Las Vegas

David Oppenheimer

Chief Financial Officer

March 16, 2005

Safe Harbor

Certain statements in this presentation are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believes,” “expects,” “anticipates,” “predicts,” “projects,” “may,” “intends,” “target” and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Forward-looking statements also include any other passages that relate to expected future events of trends that can only be evaluated by events or trends that will occur in the future. Statements made in this presentation indicating Digital Impact’s or its Board’s intentions, beliefs, expectations, or predictions for the future are forward-looking statements, including statements relating to Digital Impact’s growth, development, market demand, value propositions and revenues. These statements are based on the opinions and estimates of management at the time the statements were made and are subject to a number of risks, assumptions and uncertainties that could cause Digital Impact’s actual results to differ materially from those projected in such forward-looking statements, including: the ability to execute the Company’s business plan; the ability to achieve revenues from products and services that are under development; competitive and pricing pressures; the risks of losing clients, failing to acquire new clients or the reduction of campaign volume from existing clients; and other risks referenced from time to time in Digital Impact’s filings with the Securities and Exchange Commission, which are available without charge at www.sec.gov. Further risks and uncertainties associated with infoUSA’s tender offer include: the risk that our customers may delay or refrain from purchasing Digital Impact products due to uncertainties about our future and the availability of product support and upgrades; the risk that key employees may pursue other employment opportunities due to concerns as to their employment security; and the risk that litigation is commenced, which might result in significant costs. All forward-looking statements are qualified by these cautionary statements and are made only as of the date they are made, and readers and listeners are cautioned not to place undue reliance upon these forward-looking statements. We are under no obligation (and expressly disclaim any such obligation) to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Please see the Form 8-K filed by the Company with the SEC for a discussion of why the Company believes EBITDA is a useful financial measure to investors and how management uses it. Please see the reconciliation of EBITDA to GAAP net loss set forth in the appendix to this presentation.

Additional Information

Stockholders of Digital Impact are strongly advised to read Digital Impact’s Solicitation/ Recommendation Statement on Schedule 14D-9 (including any amendments or supplements), which sets forth Digital Impact’s formal recommendation with respect to infoUSA’s tender offer.  Additional information with respect to the Board of Directors’ decision to recommend that stockholders reject the infoUSA offer and the matters considered by the Board of Directors in reaching such decision is contained in the Schedule 14D-9, as amended or supplemented, which has been filed with the Securities and Exchange Commission.  Stockholders may obtain a free copy of the Solicitation/Recommendation Statement at the SEC’s web site at www.sec.gov and at Digital Impact’s website at www.digitalimpact.com, under Investor Relations.

Digital Impact Overview

About Digital Impact

Founded:	1997
IPO:	1999
Nasdaq-listed:	DIGI

Management Team:	William Park, Chairman/CEO, Co-Founder
Gerardo Capiel, CTO, Co-Founder
David Oppenheimer, CFO
Kevin Johnson, SVP, Products/Marketing

Headquarters:	San Mateo, CA
Employees:	278

Digital Impact: Leading Provider Of Integrated Digital Marketing Solutions For Global 2000 Enterprises

[GRAPHIC]

Industry Leader

•                  Largest email marketing company

•                  Top 20 interactive agency (AdWeek Magazine 2005)

•                  500+ million client customer profiles under management

•                  $42 million in revenues annually (TTM)

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Integrated Digital Marketing Services

•                  Innovative planning/execution of strategic marketing programs

•                  Global staffing in 4 countries, 6 offices

•                  Technology excellence – IMPACT hosted campaign management

•                  Data-driven, highly measurable results and analyses

[GRAPHIC]

Clear Choice of the Global 2000

•                  Blue chip base of over 100 clients

•                  80% of revenues from G2000 clients

•                  Industry leading deliverability results

•                  Leadership in key verticals: technology, travel, telecom, financial services, retail

Today’s Marketing Challenge: Coordinating Campaigns, Cutting Through The Clutter

XYZ Company			Overload

Mktg	[GRAPHIC]

Sales		[GRAPHIC]	[GRAPHIC]

CS

Lost Revenue
Lost Customers
Lost Opportunity

Digital Impact Integrates Marketing Efforts To Drive Maximum Response

[GRAPHIC]

Mktg	IMPACT Datamart
		[GRAPHIC]	Online/Offline	[GRAPHIC]
Sales			Integration

CS			Comprehensive Campaign Analytics

Digital Impact Integrates Services And Digital Media Channels Marketers Require

[GRAPHIC]

Acquisition Solutions	Integrated Marketing Services	Retention Solutions
• SEO, SEM	• Program strategy & development	• Email, SMS
• Email List Rental	• Campaign management & execution	• Website
• Banners	• Measurement & analytics	• Digital Print

Industry Leading Clients

Telecom	[LOGO]

Travel/ Hospitality	[LOGO]

Financial Services	[LOGO]

Technology	[LOGO]

Retail	[LOGO]

Fortune 500 Clients Look To Full Service Providers

Services Will Remain in a Key Differentiator of ESPs

Fig. 7      Correlation of Percentage of ESP’s Full and Collaborative Services Clients to Percentage of Fortune 500 Clients

[CHART]

Questions: What percentage of your clients use your services in the following capacity?  How do your clients break out by company size?

Source: JupiterResearch Executive Interview (6/04), n = 28 (US only)

© 2004 JupiterResearch, a division of Jupitermedia Corporation

Digital Impact Provides Broad & Deep Array Of Marketing Technology & Services

DI Account		Strategic Marketing
Team	[GRAPHIC]	Search & Acquisition Services
Creative Services
IMPACTTM Platform	Search &	Web Development
	Marketing	Data Management
Campaign Mgt	Services	Measurement & Analytics
Analytics Workstation		Campaign Automation
Deliverability Engine		Program Delivery

Market Overview

Marketing Trend: Integration and Relevance

Digital Media Adoption (Jupiter Research)

•                  Email: #1 form of communication ($6.1 billion by 2008)

•                  Search: 700 million searches per day ($4.3 billion by 2008)

•                  Media fragmentation: PDAs, DVRs, Games, Blogs, Wireless

Customer Attitudes Towards Advertising/Marketing (Yankelovich)

•                  60% have much more negative opinion of marketing

•                  59% feel most marketing has very little relevance to them

•                  65% think there should be more limits and regulations on marketing

Customer Empowerment (Forrester Research)

•                  66 million US households have signed up for the Do Not Call Registry

•                  54 million online households have spam blockers

•                  20% of online households have website ad blockers

Digital Impact Is Well Positioned To Succeed In A Rapidly Growing Industry

Email Marketing Is A Large And Growing Addressable Market

Email marketing spending expected to grow to $6.1Bn in 2008

[CHART]

Source: Jupiter Research, Veronus Suhler Stevenson

Email Marketing Offers Highest ROI For Direct Response Marketing In U.S.

ROI Index for Direct Response Marketing in the U.S.

[CHART]

Source: Direct Marketing Association, October 2003.

Note: ROI index is a baseline indicator used for comparing overall efficiency of one medium over another, calculated in this case by dividing revenue per contact by the the promo cost per contact.

Search Engine Marketing Growth Expected To Continue

Paid Search Spending Overtakes Classifieds This Year

Fig. 2                 Online Spending for Paid Search, Display Advertising, and Classifieds, 2001 to 2008

[CHART]

Source: Jupiter Research Internet Advertising Model, 7/03 (US only)

© 2004 Jupiter Research, a division of Jupitermedia Corporation

Compelling Products & Services

Unique Combination Of Technology & Services

	Email Marketing	Search & Marketing Services

Full Service	Program
	Services	Strategy
Complete program design
and oversight, including		Analytics
multiple
Data
Campaign Execution	Campaign	Management
Services
Professional campaign		Custom Solutions
management and
execution		Web
Development
Self-Serve ASP
Creative & Design
Powerful, hosted campaign	IMPACT™
management and analytics		Acquisition
platform

Key Differentiating Platform Features

Data Management

•                  Multi-level email address hygiene and correction rules

•                  Support for complex data relationships and hierarchies on a large scale

Performance management

•                  Personalization: easy to use, yet robust, dynamic content capabilities

•                  Testing: intuitive and powerful offer/content optimization tool

•                  One-click segmentation

Reporting and Analytics – Analytics Workstation

•                  True OLAP analytics tools with report delivery automation

•                  Analyze results segmented by hundreds of customer / campaign dimensions

Deliverability

•                  Detailed breakdown of delivery failures by domain, by cause

•                  Sophisticated email invalidation rules

•                  Audit of inbox placement

•                  Highest published delivery rates in industry

Digital Impact Is The Email Deliverability Leader

Half of top ten ISPs send mail via Digital Impact

Dedicated Deliverability staff of 6+

•                  High level ISP/Industry relations

•                  Day-to-day delivery management

•                  Answering challenge-response and other recipient issues

Deliverability platform and tools built to facilitate rapid action for sending issues

DI has the highest documented deliverability results in the industry

•                  97.9% delivery to top 15 ISPs in Q3 2004

•                  Note: we are the only leading ISP to publish comprehensive and transparent statistics

Deliverability thought leader

•                  One of the primary authors of industry anti-spam solution, Project Lumos

•                  Prominent role in industry coalition (ESPC)

•                  Major effort to educate public and influence legislators

Marketleap Is An Established Search Leader

A full line of search services		Thought leadership

Leading SEO tools	[GRAPHIC]	Guides to Best Practices

Great clients		Industry relationships

New Technology To Unlock The Marketing Potential Of Transactional Messaging

Converts plain text into high performing HTML emails
	• Managed, measured deliverability
	• Tracked open, click, conversion
• Full branding
[GRAPHIC]	• Cross-sell, up-sell
• Including dynamic offers
	• Better customer service experience
• And potential to avoid customer service cost

Technology Leadership

Seven Years Of Innovation: A Platform Tuned To Today’s Changing Market

[CHART]

Digital Impact Innovation Timeline

High Level System Architecture

[CHART]

Strong Intellectual Property Portfolio

Patents

•                  Open sensor (US Patent 6,449,634)

•                  Awarded September 2002

•                  Covers tracking of email opens with unique message identifier

•                  Used by all companies sending commercial html email

•                  Seven patents pending

•                  Vigorously enforcing patents and strength of intellectual property

Solid Financials

Financial Snapshot as of December 31, 2004

Share Price as of 3/11/05	$1.94
Shares Outstanding	37.2	M
Market Capitalization as of 3/11/05	$72.1	M
Cash(1)	$26.1	M
Debt	$0.2	M
TEV	$48.0	M
Sales (TTM)	$42.1	M
EBITDA (TTM)(2)	$0.7	M
TEV/Sales	1.1	x
TEV/EBITDA	68.5	x

(1)          Cash, cash equivalents, short-term investments and restricted cash

(2)         See reconciliation of EBITDA to GAAP in the Appendix

Operating Performance

Revenue	EPS

[CHART]	[CHART]

During the Q3 ‘05 Digital Impact:

•                  Revenue of $11.1M up 9% compared to fiscal Q2 ‘05

•                  Generated positive operating cash flow of $1.2M

•                  Ended the quarter with $26.1M in cash, cash equivalents and restricted cash

Chronology of Recent Events

February 24, 2005	Digital Impact received a copy of the Schedule TO filed by infoUSA with the SEC in connection with the commencement of infoUSA’s tender offer.

March 7, 2005

Digital Impact filed a Solicitation/Recommendation Statement on Schedule 14D-9, which reported that after careful consideration, the Digital Impact Board unanimously determined that infoUSA’s offer was financially inadequate and not in the best interests of Digital Impact’s stockholders for several reasons, including:

• The Board’s belief that Digital Impact can create stockholder value in excess of the offer through the continued execution of its business plan

• The Board’s belief that Digital Impact’s business, financial condition, current business strategy and future business prospects are not fully reflected in Digital Impact’s stock price

• Credit Suisse First Boston’s opinion that, as of the date of such opinion, infoUSA’s offer was inadequate, from a financial point of view, to Digital Impact’s stockholders

• The Board’s view that the offer is an opportunistic attempt to acquire Digital Impact at a time when its stock price is depressed and fails to reflect Digital Impact’s long-term value

Key Drivers for Future Growth

Digital Impact is a leading provider of integrated digital marketing solutions

•                  Largest email marketing company and an AdWeek Magazine 2005 top 20 interactive agency

•                  Pioneer in integrating email and search marketing services

•                  IMPACTTM platform provides hosted campaign management and advanced analytic applications

Digital Impact benefits from strong client relationships

•                  80% of revenue from Global 2000 clients

•                  Subscription model builds long-term client relationships and recurring revenue streams

•                  Strength across multiple verticals including: technology, telecom, financial services, retail and travel/hospitality

Digital Impact offers compelling, technologically-advanced products and services

•                  Highly scalable, cost effective technological platform

•                  Highest documented email deliverability results in the industry

•                  Strong intellectual property portfolio

•                  New product pipeline includes technology to unlock the marketing potential of transactional messaging

Digital Impact is well-positioned to succeed in a rapidly growing industry

•                  Email marketing projected to grow to $6.1B by 2008, representing 23% CY04-08 CAGR*

•                  Paid search projected to grow to $4.3B by 2008, representing 20% CY04-08 CAGR*

*Source: Jupiter Research

Digital Impact is focused on improving operating results

•                  Strong balance sheet and cash position of approximately $26M

•                  Positive operating cash flow with minimal debt

•                  Significant new client wins and expanded engagements

Appendix

Reconciliation Of EBITDA To GAAP Net Loss

RECONCILIATION FROM GAAP NET LOSS TO PRO FORMA NET LOSS AND EBITDA

(in thousands)

	Q404 March 31, 2004	Q105 Jun 30, 2004	Q205 Sep 30, 2004	Q305 Dec 31, 2004

Net income (loss)	$(884)	$(884)	$(2,015)	$(811)

Excluded for pro forma net income (loss):

Amortization of goodwill
Amortization of purchased intangibles			39	39
Non-recurring Fixed Asset Write-off
Stock-based compensation	10	28	524	313

Pro forma net income (loss)	$(874)	$(856)	$(1,452)	$(459)

Excluded for EBITDA
Other (income) and expense	(78)	(25)	(44)	(56)
Depreciation and amortization	1,235	1,106	1,116	1,102

EBITDA	$283	$225	$(380)	$587

Note: Presentation reflects accounting classification used in current period.